EXHIBIT 99.1


LASERSIGHT INCORPORATED                                      NASDAQ SYMBOL: LASE
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NEWS RELEASE                                                     August 29, 2002
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Bill Kern                                        3300 University Blvd, Suite 140
Sr. Vice President - Corporate Development            Winter Park, Florida 32792
407.678.9900 extension 163                                Facsimile 407.678.9981
bkern@lasetech.com                                                  www.lase.com
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          LASERSIGHT SETS DATE FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

August 29, 2002 - (Winter Park, FL) LaserSight Incorporated (Nasdaq: LASE) announced today that it has set August 29, 2002 as the record date for its 2002 Annual Meeting of Stockholders. The 2002 Annual Meeting of Stockholders will be held on October 25, 2002, at 10:00 a.m. local time, at the Hilton Garden Inn, Orlando Airport, Orlando, Florida. Because the date of the 2002 Annual Meeting of Stockholders is more than 30 calendar days past the anniversary of LaserSight's 2001 Annual Meeting of Stockholders, if a stockholder intends to present a proposal at the 2002 Annual Meeting, LaserSight's Bylaws require that the proposal must be received by LaserSight no later than September 9, 2002.

As previously announced, LaserSight has executed definitive agreements with Shenzhen New Industries Medical Development Co., Shenzhen, People's Republic of China and a Hong Kong-based affiliate. As part of the transaction the Hong Kong affiliate will be making a $2 million equity investment in LaserSight Incorporated in the form of Convertible Preferred Stock that, subject to certain restrictions, can be converted into shares of LaserSight's Common Stock resulting in the Hong Kong affiliate holding approximately 40% of LaserSight's Common Stock. The issuance of the Convertible Preferred Stock and the funding of the equity investment is expected to occur by the end of September 2002. The definitive agreements provide that once the funding of the equity investment and the issuance of the Convertible Preferred Stock has occurred, the Holders of the Convertible Preferred Stock shall, voting separately as a single class by unanimous written consent, elect three members to LaserSight's Board of Directors. At the 2002 Annual Meeting of Stockholders, LaserSight's stockholders (other than the holders of the Convertible Preferred Stock) will vote to elect the remaining four members of LaserSight's Board of Directors.

Under the rules of The Nasdaq Stock Market, LaserSight would ordinarily be required to obtain shareholder approval for the issuance of the Convertible Preferred Stock. However, under the rules Nasdaq may grant LaserSight an exception to the shareholder approval requirement based on the financial condition of LaserSight. Nasdaq has granted LaserSight's request for an exception to the shareholder approval requirement. LaserSight will be mailing its shareholders a letter informing them that, as required by Nasdaq's rules, LaserSight's Audit Committee has expressly approved LaserSight's reliance on the exception granted by Nasdaq, that LaserSight will rely on the exception granted by Nasdaq, and that LaserSight will not be submitting the question of the issuance of the Convertible Preferred Stock to its shareholders for approval.

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LaserSight is a leading supplier of quality technology solutions for laser vision correction and has pioneered its patented precision microspot scanning technology since it was introduced in 1992. Its products include the LaserScan LSX(R) precision microspot scanning system, its international research and development activities related to the Astra family of products used to perform custom ablation procedures known as CustomEyes and its MicroShape(R) family of keratome products. The Astra family of products includes the AstraMax(TM) diagnostic workstation designed to provide precise diagnostic measurements of the eye and CustomEyes CIPTA and AstraPro(TM) software, surgical planning tools that utilize advanced levels of diagnostic measurements for the planning of custom ablation treatments. In the United States, the Company's LaserScan LSX excimer laser system operating at 200 Hz is approved for the LASIK treatment of myopia and myopic astigmatism. The MicroShape family of keratome products includes the UltraShaper durable keratome and UltraEdge(R) keratome blades.

This press release contains forward-looking statements regarding future events and future performance of the Company, including statements with respect to the issuance of the Convertible Preferred Stock and risks of whether LaserSight will realize the commercial benefits of the transaction described in this press release. Such statements are based on Management's current expectations and actual results could differ materially. Investors should refer to documents that the Company files from time-to-time with the Securities and Exchange Commission for a description of certain factors that could cause the actual results to vary from current expectations and the forward looking statements contained in this press release. Such filings include, without limitation, the Company's Form 10-K, Form 10-Q and Form 8-K reports.